JOINT FILING AGREEMENT

            In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of statements on Schedule 13D (including amendments thereto) with respect to the units of limited partnership interest of each of Shelter Properties I Limited Partnership, Shelter Properties II Limited Partnership, Shelter Properties III Limited Partnership, Shelter Properties IV Limited Partnership, Shelter Properties V Limited Partnership and Shelter Properties VI Limited Partnership and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 17th day of November, 1995.

                                          HIGH RIVER LIMITED PARTNERSHIP

                                          By:   RIVERDALE INVESTORS CORP.,
                                                INC.
                                          Its:  General Partner


                                          By:   /s/ Edward Mattner
                                                Edward Mattner
                                          Its:  President


                                          RIVERDALE INVESTORS CORP., INC.


                                          By:   /s/ Edward Mattner
                                                Edward Mattner
                                          Its:  President


                                          /s/ Theodore Altman
                                                      Carl C. Icahn

                                          By:   Theodore Altman
                                                Attorney-in-fact



[Joint Filing Agreement for Schedule 13D with respect to Shelter Partnerships]